EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT



         THE RICEX COMPANY, a Delaware corporation ("Employer"), and Terrence Barber ("Employee"), agree as follows, effective as of June 14, 2004 (the "Effective Date").

         1. EMPLOYMENT. Employee is employed as Chief Executive Officer of Employer. In this capacity, Employee shall perform such customary, appropriate and reasonable executive duties as are usually performed by the Chief Executive Officer, in addition to such other duties and responsibilities as the Board of Directors shall designate and are not inconsistent with Employee's position with Employer, including the performance of duties with respect to any subsidiaries of Employer.

         2. TERM. This Agreement shall be effective as of June 14, 2004 (the "Effective Date"). The term of employment under this Agreement shall be for a period of two (2) years commencing on the Effective Date and ending on June 13, 2006 unless terminated earlier pursuant to Section 7 hereof. At the end of the initial two-year term, this Agreement shall thereafter be renewed automatically for succeeding two-year terms, unless either party gives written notice to the other at least ninety (90) days prior to the expiration of the initial term (or, if applicable, any extended term) of his or its election not to extend such employment for the subsequent term.

         3. COMPENSATION. Employer shall pay Employee a base pay ("Base Salary") of One Hundred Ninety Thousand Dollars ($190,000) per year. Salary payments will be payable in periodic installments in accordance with Employer's pay schedule, but not less than twice per month. Additional increases, if any, shall be within the sole discretion of the Board of Directors of Employer. Participation in salary continuation, deferred compensation, discretionary bonus, retirement, and other employee benefit plans and fringe benefits shall not reduce the base salary payable to Employee under this Section 3.

                  a. VACATION AND SICK LEAVE. Employee shall be entitled to four weeks of vacation each calendar year. Employee's vacation shall accrue at the rate of thirteen and one-thirds (13-1/3) hours per month but in no event shall Employee's total accrued vacation exceed eight (8) weeks. Employee shall be entitled to sick leave in accordance with Employer's sick leave policy.

         4. BUSINESS EXPENSES. During the term of this Agreement to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Employer (whether or not fully deductible by Employer) for federal income tax purposes as ordinary and necessary business expenses, Employer shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment, lease of an automobile acceptable to Employee and all expenses associated therewith, parking, business meetings and professional dues made and substantiated in accordance with policies, practices and procedures established from time to time by Employer generally with respect to other senior employees and incurred in the pursuit and furtherance of Employer's business and good will. At the conclusion of this Agreement, Employer will gift the automobile to Employee.

         5. CHANGE IN CONTROL. If there should occur a "Change in Control" of Employer (or any successor), as defined below, then Employee, without limitation on any other rights hereunder, may, within six (6) months after first receiving notice (which may be oral) of such event, elect to retire from service to Employer and to render, on a non-exclusive basis, only such consulting and advisory services to Employer as Employee may reasonably accept. Any such consulting and advisory services and the conditions under which they shall be performed shall be fully in keeping with the position or positions Employee held under this Agreement. In the event of such election by Employee, the salary, bonus and benefits to which Employee is entitled under this Agreement shall be discontinued as of the later of (i) six (6) months after the date of such election, or (ii) subsequent full-time employment with another enterprise, provided that in any event such payments shall be discontinued twelve (12) months after the occurrence of the "Change in Control."

         If a "Change in Control" occurs and Employee is terminated or is not employed in the same capacity or is not paid the same Base Salary by the new entity, then Employee shall receive a severance payment equal to the greater of one year of Employee's Base Salary or the Base Salary payable to Employee for the remainder of the term of this Agreement, in each case including all unused vacation, earned bonuses and other benefits, if any, which are accrued, owing and unpaid at the date of termination. In addition, if a "Change in Control" occurs and Employee is terminated or is not employed in the same capacity or is not paid the same Base Salary by the new entity, Employer agrees to continue Employee's medical/dental/vision insurance benefits as provided by Section 6 hereof from the effective date of the "Change in Control" until the end of the severance payment period.

         For purposes of the foregoing provisions, a "Change in Control" means, and shall be deemed to have taken place, if: (i) a change in management has occurred, (ii) any person or entity or group of affiliated persons or entities, including a group which is deemed a "person" by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof first acquires in one or more transactions, at least one of which is after the date of this Agreement, ownership of 50% or more of the outstanding shares of any class of stock then entitled to vote in the election of directors of Employer, and (iii) as a result of, or in connection with, any such acquisition or any related proxy contest, cash tender or exchange offer, merger or other business combination, sale of all or substantially all of the assets of Employer or any combination of the foregoing transactions (other than a transaction unanimously approved by the members of the Board of Directors voting thereon), hereinafter referred to as a "Transaction," the persons who were directors of Employer immediately before the acquisition shall cease to constitute three-fourths of the membership of the Board of Directors or any successor to Employer during the period commencing with the consummation of the Transaction and ending on the first to occur of the first anniversary of such date or the conclusion of the next meeting of shareholders to elect directors, except to the extent that any new directors during such period were elected or nominated by at least three-fourths of such persons (or new directors who were so nominated or elected). "Ownership" means beneficial or record ownership, directly or indirectly, other than (i) by a person owning such shares merely of record (such as a member of a securities exchange, a nominee, or a securities depositary system), (ii) by a person as a bona fide pledgee of shares prior to a default and determination to exercise powers as an owner of the shares, (iii) by a person who is not required to file statements on Schedule 13D by virtue of Rule 13d-1(b) of the Securities and Exchange Commission under the Exchange Act, or (iv) by a person who owns or holds shares as an underwriter acquired in connection with an underwritten offering pending and for purposes of their public resale or planned private placement in increments of less than such 50% amount. Without limitation, the right to acquire ownership shall not of itself constitute ownership of shares.

         6. PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS. Employee shall be entitled to a grant of options to purchase 300,000 shares of Employer's common stock, valued at the lesser of $0.15/share or the market rate for such stock on date of grant. Such stock shall be issued as soon as practicable after the execution of this Agreement pursuant to Employer's 1997 Stock Option Plan. Employee also shall be entitled to participate in any other plan of Employer relating to stock options, stock purchases, pension, salary continuation, thrift, profit sharing, life insurance, medical coverage, education, or other retirement or employee benefits that Employer may adopt or maintain from time to time for the benefit of its executive employees, and shall be entitled to participate in any other fringe benefits that become applicable to Employer's executive employees. Nothing in this Agreement shall limit Employer's ability to adopt, terminate or amend any such benefits at any time; provided however, the aggregate amount of benefits provided to Employee shall not be decreased from the amount being provided on the date hereof.

         7. TERMINATION. The Employee's employment may be terminated under the following circumstances:

                  a. DEATH OR DISABILITY. The Employee's employment hereunder shall terminate upon his death or upon his Disability. For purposes of this Agreement, Disability shall mean commencement of benefits to the Employee based on full disability as defined under Employer's group disability insurance policy, if any, in effect at the time of that event; and in the absence of any such policy, the absence of the Employee from full time performance of his duties for a period in excess of one hundred eighty (180) consecutive days due to incapacity of the Employee from physical or mental illness.

                  b. CAUSE. Employer may terminate Employee's employment for Cause. For purposes of this Agreement, "Cause" shall mean Employee's conviction by, or entry of a plea of guilty or nolo contendere in a court of competent and final jurisdiction for a felony which involves moral turpitude or the final adjudication that Employee has committed an act of fraud upon Employer.

                  c. TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. Notwithstanding any other provision of this Section 7, Employer shall have the right to terminate Employee's employment with Employer without Cause, and Employee may terminate his employment with Employer for Good Reason. If Employee is terminated by Employer without "Cause," or if Employee terminates this Agreement for "Good Reason," or if Employer gives notice as provided in Section 2 of its election not to renew this Agreement after expiration of the initial term (or, if applicable, any extended term), then Employee shall receive a severance payment equal to the greater of one year of Employee's Base Salary or the Base Salary payable to Employee for the remainder of the term of this Agreement (except if the termination is due to Employer's election not to renew this Agreement, the severance payment shall be limited to one year of Employee's Base Salary), in each case including all unused vacation, earned bonuses, and other benefits, if any, which are accrued, owing and unpaid at the date of termination. In addition, in such event Employer agrees to continue Employee's medical/dental/vision insurance benefits as provided by
Section 6 hereof from the effective date of such termination until the end of the severance payment period. For the purposes of this Agreement, "Good Reason" shall mean (1) a reduction in Employee's base salary; or (2) a material demotion; or (3) a material reduction in Employee's responsibilities or authority; or (4) an involuntary relocation of the place of Employee's employment with Employer more than twenty (20) miles away from El Dorado Hills (excluding business travel consistent with Employee's duties to Employer); or
(5) any material breach of this Agreement by Employer which, in each of the cases described in causes (1) through (5), above, is not cured within fifteen
(15) days after Employee gives written notice to Employer stating the nature of the claimed breach.

                  d. TERMINATION DUE TO EMPLOYEE'S DEATH OR DISABILITY. If Employee's employment with Employer terminates due to his death, then Employer shall continue to pay the base salary, bonus and benefits payable to Employee for twelve (12) months. If Employee's employment with Employer terminates due to his Disability, Employer shall pay Employee the base salary, bonus and benefits payable to Employee for twelve (12) months, reduced by any monies paid to Employee through Employer-sponsored disability coverage. In either event, Employer shall also pay Employee all salary, unused vacation, earned bonuses, and other benefits, if any, which are accrued, owing and unpaid at the date of termination.

                  e. TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If Employer terminates Employee's employment with Employer for Cause, or if Employee resigns his employment with Employer without Good Reason, then Employer shall pay Employee all salary, unused vacation, earned bonuses, and other benefits, if any, which are accrued, owing and unpaid at the date of termination.

                  f. EXCLUSIVE REMEDY. Employee agrees that the payments expressly provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of Employer in response of Employee's employment with and relationship to Employer and that the payment thereof shall be the sole and exclusive remedy for any termination of Employee's employment. Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment. Employer shall be entitled to require, as a condition of payment of the sums due upon termination, that Employee execute and deliver, and (if revocation is otherwise allowed under federal age discrimination law) not revoke for seven days, a general release by Employee in form and content satisfactory to Employer in which Employee releases Employer and its affiliates from all claims and liabilities that may relate to Employee's employment by Employer and/or arise under any state of federal laws relating to employment. This release shall not excuse or impair timely payment by Employer of any sums due under this Agreement.

                  g. NOTICE OF TERMINATION. Any purported termination of Employee's employment by Employer or by him shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

                  h.       DATE OF TERMINATION. "Date of Termination" shall mean
(1) if Employee's employment is terminated by his death or Disability, the date of his death or date of determination of his Disability; (2) if Employee's employment is terminated by Employer for Cause, the date specified in the Notice of Termination (which shall not be less than ten (10) days from the date such Notice of Termination is given), and (3) if Employee's employment is terminated for any other reason, the date specified in the Notice of Termination.

         8.       NO ASSIGNMENTS.

                  a. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto; provided that in the case of Employer such rights and obligations shall inure to the benefit of and be binding upon any successor corporation or entity with which Employer may be merged or otherwise combined or which may acquire Employer's assets in whole or substantial part.

                  b. This Agreement shall inure to the benefit of and be enforceable by Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If Employee should die, payments due to Employee hereunder shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate, unless otherwise provided herein.

         9. NOTICE. Whenever the service or the giving of any document or consent by or on behalf of any party hereto upon any other party is herein provided for, or becomes necessary or convenient under the provisions of this Agreement or any document related hereto, a valid and efficient service of such document shall be effected by delivering the same in writing to such party in person, by Federal Express or other reputable courier, by facsimile, or by sending the same by registered or certified mail, return receipt requested, and shall be deemed received upon personal delivery if delivered personally; by Federal Express or other reputable courier or by facsimile, or four (4) business days after deposit in the mail in the United States, postage prepaid, addressed to the person to receive such notice or communication at the following address:

                  Company:          The RiceX Company
                                    1241 Hawk's Flight Court
                                    El Dorado Hills, CA  95762
                                    Telephone:  (916) 933-3000
                                    Facsimile:  (916) 933-3232

                  Employee:         Terrence Barber

                                    _______________________________

                                    _______________________________
                                    Telephone:  (____) ____________

                  Notice of change of address shall be given by written notice in the manner detailed in this Section 9.

         10. NONCOMPETITION; CONFIDENTIAL INFORMATION. As a condition to his employment by Employer, Employee shall execute and deliver to Employer a Confidential Information Agreement in the form of EXHIBIT "A" attached hereto.

         11. HEADINGS. The headings of this Agreement are included for purposes of reference and convenience only and shall not limit or otherwise affect the construction or interpretation of any of the provisions of this Agreement.

         12. SEVERABILITY. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been a part of this Agreement.

         13. ENFORCEMENT. This Agreement shall be interpreted in accordance with the laws of the State of California and will be adjudicated in the Superior Court of California in and for the County of El Dorado. In the event of any dispute concerning any aspect of the obligations of Employer under this Agreement, Employer or its successor shall reimburse Employee all attorney fees and costs incurred by Employee in connection with adjudication of such matters.

         14. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.

         15. ENTIRE AGREEMENT; MODIFICATION. This Agreement, including all exhibits, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. No supplement, modification or amendment of this Agreement shall be effective unless executed in writing by the parties hereto.



                         [SIGNATURES ON FOLLOWING PAGE]











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
         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      "EMPLOYER"

                                      THE RICEX COMPANY
                                      a Delaware corporation (the "Company")



                                      By:  _____________________________________

                                           _____________________________________

                                           Its:  _______________________________


                                      "EMPLOYEE"



                                      __________________________________________
                                       Terrence Barber

                                   EXHIBIT "A"
                                   -----------

                       CONFIDENTIAL INFORMATION AGREEMENT

                       CONFIDENTIAL INFORMATION AGREEMENT
                       ----------------------------------

         PLEASE READ CAREFULLY: THIS DOCUMENT CONTAINS ASSIGNMENTS OF INVENTIONS AND COPYRIGHTS, AND OTHER IMPORTANT PROVISIONS RELATING TO LEGAL RIGHTS.

         This Confidential Information Agreement (the "Agreement") is entered into as of June 14, 2004 between The RiceX Company, a Delaware corporation ("Employer") and Terrence Barber (referred to below as "I").

         While serving as an employee, independent contractor, director or other capacity with Employer (referred to, as the case may be, as "relationship" below), I may have access to information about Employer or its business. I acknowledge that Employer has a legitimate interest in keeping this information confidential in order to maximize Employer's business opportunities. I confirm my intention to protect this information against unauthorized use. Therefore, in consideration of my relationship with Employer and other legal and adequate consideration, the receipt of which is hereby acknowledged, I agree for the benefit of Employer that:

1.       PROVISIONS RELATED TO TRADE SECRETS

         (a) PROPRIETARY INFORMATION. As used in this Agreement, "Proprietary Information" means the following, whether now or later owned or existing, whether or not marked "confidential," and however embodied or stored:
(1) any information (including without limitation any formula, pattern, compilation, program, device, method, technique or process) relating to or owned by Employer that derives independent economic value, actual or potential from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use, and (2) any other invention, trade secret, knowledge or information pertaining to Employer or Employer's existing or prospective businesses, customers, suppliers, and others with whom Employer does or intends to do business, which relates to products, services, processes, know-how, designs, formulas, methods, work in process, improvements, discoveries, plans for research, software programs, source or object codes, algorithms, data, techniques, marketing, selling, business plans, budgets, unpublished financial statements, licenses, prices, costs, employee skills or compensation, or other matters.

         (b) TRUST. I acknowledge that Employer possesses and will continue to develop and acquire valuable Proprietary Information, including information that I may develop or discover as a result of my relationship with Employer. The value of that Proprietary relationship Information depends on it remaining confidential. Employer depends on me to maintain that confidentiality, and I accept that position of trust.

         (c) PROHIBITED USE/DISCLOSURE. I will not disclose or use at any time, either during or after my relationship with Employer, any Proprietary Information except for the exclusive benefit of Employer as required by my duties for Employer or as Employer expressly may consent to in writing. I will cooperate with Employer and use my best efforts to prevent the unauthorized disclosure, use or reproduction of Proprietary Information, except as expressly authorized by Employer.

         (d) RETURN OF INFORMATION. Upon the end of my relationship with Employer for any reason, I immediately will deliver to Employer all tangible, written, graphical machine readable and other materials (including all copies) in my possession or under my control containing or disclosing Proprietary Information.

         (e) WAIVERS. I waive all claims and defenses I might otherwise have to assert that Employer's procedure or lack of procedure to protect Proprietary Information lessens or excuses any duty I have expressly agreed to in this Agreement. I further waive any right I might otherwise have to assert or claim that any acts or omissions of Employer outside this Agreement constitute a set off, counterclaim or defense to any rights Employer has under this Agreement.

         (f) OTHER AGREEMENTS. I agree that I will not directly or indirectly commit or cause a violation or breach of Employer's nondisclosure obligations under any agreement to which Employer may be or become a party. I will comply with the confidentiality provisions of, and execute such confidentiality forms as may be required under, any contracts between Employer and parties contracting with Employer.

2.       OWNERSHIP OF INVENTIONS

         (a) INVENTIONS. As used in this Agreement, the term "inventions" includes, but is not limited to, all inventions, original works of authorship, ideas, patterns, devices, techniques, discoveries, improvements, processes, developments, designs, know-how, data, programs, formulas, source and object codes, methods, diagrams, technology and trade secrets, whether or not reduced to practice or the subject of any governmental filings.

         (b) ASSIGNMENT TO COMPANY. I agree to communicate to Employer as promptly and fully as practicable all Inventions conceived or reduced to practice by me (alone or jointly by others) at any time during my relationship with Employer. I hereby assign to Employer and/or its nominees all my right, title and interest in such Inventions, and all my right, title and interest in any patents, copyrights, mask work rights, trademarks, and service marks, and all applications, registrations, and other filings or rights related thereto on a worldwide basis (collectively referred to for convenience as "Proprietary Filings"). I will assist Employer and/or its nominees (without charge but at no expense to me) at any time and in every lawful way to obtain for its and/or their own benefit, all Proprietary Filings for all such Inventions anywhere in the world and to enforce its and/or their rights in legal proceedings.

         (c) LABOR CODE EXCEPTION. Any provision in this Agreement requiring me to assign my rights in any Invention does not apply to an Invention which qualifies under the provisions of Section 2870 of the California Labor Code. That section provides that the requirement to assign "shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer. I understand that I bear the burden of proving that an Invention qualifies under
Section 2870.

         (d) U.S. CONTRACTS. Notwithstanding the foregoing, I also assign to Employer (or to any of its nominees) all rights which I may have or acquire in any Invention, full title to which is required to be in the United States by a contract between Employer and the United States or any of its agencies.

         (e) POWER OF ATTORNEY. I hereby irrevocably designate and appoint Employer and each of its duly authorized officers and agents as my agent and attorney-in-fact to act for and in my behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of Proprietary Filings with the same force and effect as if executed and delivered by me.

         (f) LIST OF EXCLUDED INVENTIONS. I have attached hereto as Exhibit "A" a complete list of all Inventions that I consider to be my property or owned by others and that I wish to exclude from this Agreement (with only generic listings if specific disclosure would violate any prior agreement). If no items are listed, I agree that there are no such items.

3.       OTHER PROMISES

         (a) NO COMPETITION DURING MY RELATIONSHIP WITH EMPLOYER. During my relationship with Employer, I will not, without Employer's express written consent, engage in any employment or business other than for Employer, or cause or assist (in any manner) in the formation or operations of any business competitive with or similar to the existing or future business of Employer.

         (b) NO SOLICITATION/USE OF PROPRIETARY INFORMATION. I agree that during my relationship with Employer, and for one (1) year following its termination by me or by Employer, I will not: (1) directly or indirectly, alone or working for others, solicit business as to products or services similar to the products or services of Employer from any of Employer's customers or prospective customers with whom I have had any contact prior to the end of my relationship with Employer, or (2) solicit for employment any person employed by Employer (or its affiliates or successors). I agree that the identity of Employer's suppliers and customers and the related terms of dealing constitute trade secrets of Employer and that the foregoing promise is a reasonable means of protecting Employer's trade secrets from the inevitable disclosure that would result from a violation of the foregoing covenants.

         (c) NO CONFLICT WITH OTHER AGREEMENTS. My relationship with Employer and my compliance with this Agreement do not and will not breach any agreement to keep in confidence information acquired by me prior to or outside of my relationship with Employer. I have not brought and will not bring with me to Employer for use in the performance of my duties at Employer any materials, documents or information of a former employer or any third party that are not generally available to the public unless I have obtained (and first given to Employer) express written authorization from the owner for their possession and use by or for Employer. I will not use or disclose to Employer during my relationship with the Company any information if that use or disclosure would cause me to violate any contractual or legal duty to any third party. I have not entered into, and will not enter into, any agreement, either oral or written, in conflict with this Agreement. I am not obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of my best efforts to promote the interests of Employer or that would conflict with Employer's existing or proposed business known to me.

4.       GENERAL

         (a) AMENDMENT. My obligations under this Agreement may not be modified or terminated, in whole or in part, except in writing signed by the Board of Directors of Employer. Any waiver by Employer of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

         (b) SEVERABILITY/INTERPRETATION. Each provision of this Agreement will be treated as a separate and independent clause, and the unenforceability of any one provision will in no way impair the enforceability of any other provision. If any provision is held to be unenforceable, such provision will be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable. If any provision hereof is considered unclear or ambiguous, it shall not be construed against Employer but instead shall be construed to give effect to the interests of Employer consistent with the specific provisions of this Agreement.

         (c) SURVIVAL OF MY OBLIGATIONS. My obligations under this Agreement will survive the termination of my employment or other relationship and any other contract with Employer, regardless of the cause, lack of cause, or manner of such termination. This Agreement will inure to the benefit of and be binding upon the successors and assigns of Employer.

         (d) NO IMPLIED TERMS. I understand that the provisions of this Agreement are a material condition to my relationship with Employer. I also understand that this Agreement is not an employment contract, and nothing in this Agreement shall create or imply (1) any right to require Employer to employ or continue to employ me, or otherwise enter into or continue any contract with me, (2) any particular terms of employment or other relationship, or (3) any limitation on the right of Employer or me to end my employment or other relationship.

         (e) REMEDIES AND ATTORNEYS' FEES. Any breach of this Agreement likely will cause irreparable harm to Employer for which money damages could not reasonably or adequately compensate Employer. Accordingly, I agree that Employer will be entitled to a court order of specific performance of this Agreement and injunctive relief to enforce this Agreement, in addition to damages and other remedies available to Employer by contract or by law. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in such action and any related appeals, bankruptcy, collection or enforcement proceedings.

         (f) APPLICABLE LAW. This Agreement will be governed by and interpreted in accordance with the laws of the State of California governing a contract made in and between residents of California and wholly performed within California.

         (g) COMPLETE AGREEMENT. This Agreement contains the complete agreement between Employer and me concerning the subject matter hereof and supersedes all other agreements and written or oral understandings. This Agreement may be executed in counterparts.

                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Print Name)


AGREED AND ACKNOWLEDGED:


The RiceX Company,
a Delaware corporation


By: ____________________________________

                                   EXHIBIT "A"
                                   -----------

                            LIST OF PRIOR INVENTIONS
                            ------------------------

                                                            Identifying Number
Title                                 Date                  or Brief Description
-----                                 ----                  --------------------

                                     "NONE"
















































                                       A-1